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                                                               EXHIBIT 10




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-4 for Variable Annuity Account One of First SunAmerica Life Insurance Company of our report dated November 19, 1999 and November 9, 1998, relating to the financial statements of First SunAmerica Life Insurance Company, and of our report dated March 22, 1999, relating to the financial statements of Variable Annuity Account One, which appear in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.




PricewaterhouseCoopers LLP
Los Angeles, California
December 15, 1999